Exhibit 99.1


Susquehanna Bancshares, Inc. Announces First Quarter Results -
Continued Growth in Deposits, Loans and Leases, and Assets; Asset
Quality Remains Strong

    LITITZ, Pa.--(BUSINESS WIRE)--April 27, 2004--Susquehanna
Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the first quarter of 2004 was $15.9 million, or $0.40 per diluted share, compared to the $16.1 million, or $0.40 per diluted share for the first quarter of 2003.

    First Quarter Financial Highlights

    -- Total deposits grew 10%, rising to $4.3 billion from $3.9 billion in the first quarter of 2003.

    -- Net loans and leases grew 10%, rising to $4.2 billion from $3.8 billion in the first quarter of 2003.

    -- Total assets grew 6%, rising to $6.0 billion from $5.7 billion in the first quarter of 2003.

    --  Credit quality improved as well, highlighted by:



        -- The net charge-offs to average loans (NCO/Average loans & leases) ratio improved to 0.13% for the first quarter of 2004 from 0.22% in the first quarter of 2003.

        -- The nonperforming assets to total loans, leases and OREO (NPA/Loans & leases & OREO) ratio improved to 0.46% for the first quarter 2004 from 0.71% in the first quarter of 2003.


    -- Non-interest income increased 6% over the first quarter results reported for March 31, 2003, rising to $27.1 million. Consistent with our strategy to increase other fee-based income, for the quarter ended March 31, 2004, non-interest income grew to 37% of total revenue. For the quarter ended March 31, 2004, core banking contributed 38% of the total and non-bank affiliates 62%.

    -- Total assets under management and under administration grew to $4.5 billion at March 31, 2004, from $3.3 billion at March 31, 2003, representing 37% growth.

    Linked Quarter Highlights (First Quarter 2004 vs. Fourth Quarter
2003)

    --  Deposits increased 5% to $4.3 billion.

    --  Asset Quality improved in a number of areas:



        -- NCO/Average loans & leases ratio improved slightly to 0.13% from 0.14% at December 31, 2003.

        -- NPA/Loans & leases & OREO ratio improved to 0.46% from 0.65% at December 31, 2003.


    -- Return on average equity improved to 11.64% from 10.27% at December 31, 2003.

    -- Non-interest income increased 20% to $27.1 million from $22.7 million at December 31, 2003. A 44% sequential increase in asset management fees contributed to this growth.

    -- Total assets under management and under administration grew to $4.5 billion from $4.2 billion at year-end 2003, representing more than 7% growth sequentially.

    "At the end of March 2004, total assets exceeded $6 billion for the first time," commented William J. Reuter, Susquehanna's Chairman, President and CEO. "Indeed, growth continues in a number of areas while we continue to enjoy excellent asset quality. We attribute our strong asset quality to our conservative approach as we balance growing our loan portfolio with prudent credit underwriting standards. We believe that as a result of our strategic initiatives and our overall approach, we will be well-positioned when interest rates rise.
    "Additionally, with the completion of the Patriot Bank Corp. acquisition scheduled for later in the second quarter, we will further enhance our southeastern Pennsylvania presence and soon will become the fifth largest banking company headquartered in Pennsylvania, with total assets of over $7.0 billion."
    Equity capital was $560 million at March 31, 2004, or $14.04 per share, compared to $538 million at March 31, 2003, or $13.55 per share.
    Susquehanna's second quarter fully diluted EPS guidance is $0.39 to $0.42 and our fully diluted EPS guidance for the year 2004 remains $1.64 to $1.72.

    Additional Highlights

    -- On April 21, 2004, Susquehanna shareholders approved the merger transaction under which Susquehanna will acquire Patriot Bank Corp. (Nasdaq:PBIX). Patriot Bank Corp. shareholders also approved the merger on April 21, 2004. Pending the expected regulatory approvals, the merger will proceed and is expected to be consummated during the second quarter of 2004.

    -- Susquehanna has been named a 2004 Dividend Achiever by Mergent, Inc. in the first quarter of 2004. This is Susquehanna's fifth consecutive year receiving this acknowledgement. This recognition highlights public companies that have increased their regular cash dividends for at least 10 consecutive calendar years. Just 2.5 percent of all U.S. companies that pay dividends made the list.

    Susquehanna also announced it will broadcast its first quarter results conference call over the Internet on April 28, 2004, at 11:00 AM Eastern time. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susqbanc.com. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
    Susquehanna Bancshares, Inc. is a financial holding company with assets of $6.0 billion operating in multiple states. It provides financial services through its subsidiaries at 160 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company and a vehicle leasing company. Investor information may be requested on Susquehanna's Website at www.susqbanc.com.
    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.



SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)

                                                   1Q04       1Q03
                                                ---------- ----------
Balance Sheet (EOP)
Investments                                     $1,061,462 $1,279,710
Loans and leases                                 4,229,609  3,832,706
Allowance for loan & lease losses (ALLL)            42,946     40,281
Total assets                                     6,049,768  5,722,720
Deposits                                         4,345,898  3,939,339
Short-term borrowings                              275,388    317,730
FHLB borrowings                                    492,794    605,413
Long-term debt                                     130,000    145,000
Shareholders' equity                               559,596    537,645

Stated Book Value per Share                          14.04      13.55
Tangible Book Value per Share                        12.45      12.05

Average Balance Sheet
Investments                                        964,447  1,143,889
Loans and leases                                 4,257,328  3,804,254
Total earning assets                             5,312,386  5,008,252
Total assets                                     5,918,908  5,520,174
Deposits                                         4,231,984  3,840,120
Short-term borrowings                              287,270    280,364
FHLB borrowings                                    546,791    548,652
Long-term debt                                     130,000    157,833
Shareholders' equity                               550,526    535,015

Income Statement
Net interest income                                 46,681     47,279
Loan & lease loss provision                          1,700      2,705
Noninterest income                                  27,074     25,493
Noninterest expense                                 49,303     46,776
Income before taxes                                 22,752     23,291
Income taxes                                         6,826      7,220
Net income                                          15,926     16,071
Basic earnings per share                              0.40       0.41
Diluted earnings per share                            0.40       0.40
Cash dividends paid per share                         0.22       0.21

Asset Quality
Net charge-offs  (NCO)                              $1,426     $2,095
Nonaccrual loans & leases                           17,749     17,474
Restructured loans                                       0      6,833
OREO                                                 1,657      3,104
Total nonperforming assets (NPA)                    19,406     27,411
Loans & leases 90 days past due                      6,696      7,770



                                                    1Q04       1Q03
                                                  --------   --------
RATIO ANALYSIS

Credit Quality
NCO / Average loans & leases                          0.13%      0.22%
NPA / Loans & leases & OREO                           0.46%      0.71%
ALLL / Nonperforming loans & leases                 241.96%    165.72%
ALLL / Total loans & leases                           1.02%      1.05%

Capital Adequacy
Equity / Assets                                       9.25%      9.39%
Long-term debt / Equity                              23.23%     26.97%

Profitability
Return on average assets                              1.08%      1.18%
Return on average equity                             11.64%     12.18%
Net interest margin                                   3.57%      3.88%



  CONSOLIDATED BALANCE SHEETS


                                    March 31,  December 31,  March 31,
                                      2004        2003         2003
----------------------------------------------------------------------
                                   (in thousands, except  share data)
Assets
  Cash and due from banks            $137,500    $176,240    $176,199
  Short-term investments:
    Restricted                         26,777      44,817      35,843
    Unrestricted                      122,721      34,145      24,979
----------------------------------------------------------------------
      Total short-term investments    149,498      78,962      60,822
----------------------------------------------------------------------
  Securities available for sale,
   at fair value                    1,056,929     983,882   1,276,369
  Securities held to maturity, at
   amortized cost (fair value
   approximates $4,533, $4,340,
   and $3,341)                          4,533       4,340       3,341
  Loans and leases, net of
   unearned income                  4,229,609   4,263,272   3,832,706
    Less: Allowance for loan and
     lease losses                      42,946      42,672      40,281
----------------------------------------------------------------------
      Net loans and leases          4,186,663   4,220,600   3,792,425
----------------------------------------------------------------------
  Premises and equipment, net          63,605      62,961      60,642
  Foreclosed assets                     1,657       2,893       3,104
  Accrued income receivable            17,235      17,494      19,994
  Bank-owned life insurance           208,092     200,555     126,437
  Goodwill                             59,123      59,123      54,897
  Intangible assets with finite
   lives                                4,215       4,372       4,842
  Other assets                        160,718     141,685     143,648
----------------------------------------------------------------------
                                   $6,049,768  $5,953,107  $5,722,720
----------------------------------------------------------------------

Liabilities and Shareholders'
 Equity
  Deposits:
    Demand                           $718,621    $724,474    $641,096
    Interest-bearing demand         1,453,987   1,295,593   1,187,020
    Savings                           518,813     508,889     490,592
    Time                            1,255,054   1,251,058   1,289,449
    Time of $100 or more              399,423     354,453     331,182
----------------------------------------------------------------------
      Total deposits                4,345,898   4,134,467   3,939,339
  Short-term borrowings               275,388     355,553     317,730
  FHLB borrowings                     492,794     613,850     605,413
  Long-term debt                      130,000     130,000     145,000
  Accrued interest, taxes, and
   expenses payable                    41,226      35,791      37,838
  Deferred taxes                      109,737     104,281      93,690
  Other liabilities                    95,129      31,783      46,065
----------------------------------------------------------------------
      Total liabilities             5,490,172   5,405,725   5,185,075
----------------------------------------------------------------------

  Shareholders' equity:
     Common stock, $2.00 par
      value, 100,000,000 shares
      authorized;
      Issued: 39,868,108 at March
      31, 2004,  39,861,317 at
      December 31, 2003, and
      39,675,183 at March 31, 2003     79,736      79,723      79,350
    Additional paid-in capital         66,365      66,264      63,277
    Retained earnings                 410,606     403,450     382,990
    Accumulated other
     comprehensive income (loss),
     net of taxes of $1,614,
     ($1,107), and $6,477               2,889      (2,055)     12,028
----------------------------------------------------------------------
      Total shareholders' equity      559,596     547,382     537,645
----------------------------------------------------------------------
                                   $6,049,768  $5,953,107  $5,722,720
----------------------------------------------------------------------



CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
                                                 Three Months Ended
                                                      March 31,
----------------------------------------------------------------------
(Dollars in thousands, except per share data)     2004        2003
----------------------------------------------------------------------
INTEREST INCOME:
  Loans and leases, including fees               $61,134     $61,894
  Securities:             Taxable                  7,713      11,329
                          Tax-exempt                 260         462
                          Dividends                  283         340
  Short-term investments                             197         164
----------------------------------------------------------------------
   Total interest income                          69,587      74,189
----------------------------------------------------------------------

INTEREST EXPENSE:
  Deposits:
   Interest-bearing demand                         2,655       2,677
   Savings                                           386         610
   Time                                           11,815      13,965
  Short-term borrowings                              590         838
  FHLB borrowings                                  5,120       6,038
  Long-term debt                                   2,340       2,782
----------------------------------------------------------------------
   Total interest expense                         22,906      26,910
----------------------------------------------------------------------
Net interest income                               46,681      47,279
Provision for loan and lease losses                1,700       2,705
----------------------------------------------------------------------
Net interest income, after provision for loan
 and lease losses                                 44,981      44,574
----------------------------------------------------------------------

NONINTEREST INCOME:
  Service charges on deposit accounts              4,882       4,466
  Vehicle origination and servicing fees           5,193       7,003
  Asset management fees                            3,258       2,286
  Income from fiduciary-related activities         1,468       1,522
  Commissions on brokerage, life insurance
   and annuity sales                                 916         235
  Commissions on property and casualty
   insurance sales                                 2,420       2,380
  Income from bank-owned life insurance            2,012       1,642
  Net gain on sale of loans and leases             3,671       2,538
  Net gain on securities                             563          90
  Other                                            2,691       3,331
----------------------------------------------------------------------
   Total noninterest income                       27,074      25,493
----------------------------------------------------------------------

NONINTEREST EXPENSES:
  Salaries and employee benefits                  24,107      22,354
  Occupancy                                        3,786       3,521
  Furniture and equipment                          2,094       2,200
  Amortization of intangible assets                  157         157
  Vehicle residual value                           1,211       1,418
  Vehicle delivery and preparation                 3,393       2,894
  Other                                           14,555      14,232
----------------------------------------------------------------------
   Total noninterest expenses                     49,303      46,776
----------------------------------------------------------------------
Income before income taxes                        22,752      23,291
Provision for income taxes                         6,826       7,220
----------------------------------------------------------------------
NET INCOME                                       $15,926     $16,071
----------------------------------------------------------------------

Earnings per share:
   Basic                                           $0.40       $0.41
   Diluted                                         $0.40       $0.40
Cash dividends                                     $0.22       $0.21
Average shares outstanding:
   Basic                                          39,866      39,656
   Diluted                                        40,182      39,891



DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                 For the Three Month Period For the Three Month Period
                             Ended                      Ended
                         March 31, 2004             March 31, 2003
------------------------------------------- --------------------------
(Dollars in        Average            Rate    Average            Rate
 thousands)        Balance   Interest (%)     Balance   Interest (%)
----------------------------------------------------------------------
Assets
Short-term
 investments        $90,611     $197  0.87     $60,109     $164  1.11
Investment
 securities:
   Taxable          943,815    7,996  3.41   1,103,362   11,670  4.29
   Tax-advantaged    20,632      400  7.80      40,527      711  7.12
----------------------------------------------------------------------

  Total
   investment
   securities       964,447    8,396  3.50   1,143,889   12,381  4.39
----------------------------------------------------------------------
Loans and
 leases, (net):
   Taxable        4,189,597   60,441  5.80   3,749,330   61,136  6.61
   Tax-advantaged    67,731    1,066  6.33      54,924    1,165  8.60
----------------------------------------------------------------------

  Total loans
   and leases     4,257,328   61,507  5.81   3,804,254   62,301  6.64
----------------------------------------------------------------------

Total interest-
 earning assets   5,312,386  $70,100  5.31   5,008,252  $74,846  6.06
                             -------- -----             -------- -----
Allowance for
 loan and lease
 losses             (43,339)                   (40,037)
Other non-earning
 assets             649,861                    551,959
----------------------------                -----------

    Total assets $5,918,908                 $5,520,174
----------------------------                -----------

Liabilities
Deposits:
   Interest-
    bearing
    demand       $1,364,918   $2,655  0.78  $1,156,866   $2,677  0.94
   Savings          513,237      386  0.30     480,349      610  0.52
   Time           1,651,567   11,815  2.88   1,612,614   13,965  3.51
Short-term
 borrowings         287,270      590  0.83     280,364      838  1.21
FHLB borrowings     546,791    5,120  3.77     548,652    6,038  4.46
Long-term debt      130,000    2,340  7.24     157,833    2,782  7.15
----------------------------------------------------------------------

Total interest-
 bearing
 liabilities      4,493,783  $22,906  2.05   4,236,678  $26,910  2.58
                             -------- -----             -------- -----
Demand deposits     702,262                    590,291
Other liabilities   172,337                    158,190
----------------------------                -----------

    Total
     liabilities  5,368,382                  4,985,159
----------------------------                -----------

Equity              550,526                    535,015
----------------------------                -----------

Total liabilities
 & shareholders'
 equity          $5,918,908                 $5,520,174
----------------------------                -----------

Net interest
 income / yield
 on average
 earning assets              $47,194  3.57              $47,936  3.88
                             -------- -----             -------- -----

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



LOANS AND LEASES

----------------------------------------------------------------------
Loans and leases, net of unearned
 income were as follows:
----------------------------------------------------------------------
                                     March 31, December 31,
(in thousands)                         2004        2003
----------------------------------------------------------------------
Commercial, financial, and
 agricultural                        $622,587    $621,438
Real estate - construction            557,526     549,672
Real estate secured - residential   1,302,497   1,306,371
Real estate secured - commercial    1,008,297   1,016,360
Consumer                              337,276     337,989
Leases                                401,426     431,442
----------------------------------------------------------------------
         Total loans and leases    $4,229,609  $4,263,272
----------------------------------------------------------------------

    CONTACT: Susquehanna Bancshares, Inc., Lititz
             Gregg M. Lampf, 717-625-6305
             ir@susqbanc.com